FIRST AMENDMENT TO AGREEMENT

This First Amendment (the "AMENDMENT") to that certain Agreement entered into on the 15 day of February, 2006 by and between TRACEGUARD TECHNOLOGIES LTD. (the "COMPANY") a company registered in Israel, having its principle place of business at6 Ravnitzky Street, Segula Industrial Park, Petach Tikva, Israel and M.S. MATERIALS LTD., Company No. 511360695, a company registered in Israel, having its principle place of business at 94 Yigal Alon Street, Tel Aviv, Israel ("M.S.") is made effective as of the 6th day of July 2006.

      WHEREAS, Company and M.S. are parties to that certain Agreement dated February 15, 2006 (the "AGREEMENT"), pursuant to which the Company engaged M.S. to render it advisory and consulting services through its employee Dr. Fredy Ornath as more fully described in the Agreement; and

      WHEREAS, pursuant to Section 4 of the Agreement and Exhibit A attached thereto, Company undertook to grant M.S. options to purchase shares of Common Stock of TraceGuard Technologies, Inc., par value US$ 0.01 each (which should have been US$0.001 each), upon the principle terms and conditions set forth in Exhibit A of the Agreement; and

      WHEREAS, the Parties agreed to amend the Agreement, all as set forth hereinbelow;

NOW, THEREFORE, the parties hereby agree as follows:

1. Unless otherwise defined herein, all capitalized terms used herein shall have the meaning ascribed to them in the Agreement.

2. Section 1.1 of Exhibit A of the Agreement shall be replaced by the following:

      "1.1 The Company and/or TG US will grant to M.S. options to purchase One Million Eighty Thousand (1,080,000) shares of Common Stock of TG US par value US$0.001 each upon the principle terms and conditions set forth in the Grant Letter, attached hereto as ANNEX 1.1, constituting an integral part of this Agreement."

3. The words "par value US$0.01 each" in Exhibit A of the Agreement shall be replaced by the words "par value US$0.001 each", for any and all purposes.

4. Section 2 in Exhibit A of the Agreement shall be deleted in its entirely and replaced by the following: " Transferability of the Options. The Options may be exercised during the lifetime of the Consultant only by the Consultant and may not be assigned or transferred in any manner (except by will or by the laws of descent and distribution) other than assignment and/or transfer to officers, directors and other shareholders of the Company."

5. Other than as amended and supplemented herein, the provisions of the Agreement and its exhibits shall remain in full force and effect, insofar as they do not contradict the terms of this Amendment.


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IN WITNESS WHEREOF, the parties have hereunto subscribed their names:


--------------------------                  ----------------------------
TraceGuard Technologies Ltd.                M.S. Materials Ltd.
By: ____________________                    By: ______________________
Title: ___________________                  Title: _______________________




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